Exhibit 99.2

EXECUTION VERSION

GS MORTGAGE SECURITIES CORPORATION II,

PURCHASER

and

CITI REAL ESTATE FUNDING INC.,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of May 21, 2020

GS Mortgage Securities Trust 2020-GC47
Commercial Mortgage Pass-Through Certificates
Series 2020-GC47

This Mortgage Loan Purchase Agreement (“Agreement”), dated as of May 21, 2020, is between GS Mortgage Securities Corporation II, a Delaware corporation, as purchaser (in such capacity, the “Purchaser”), and Citi Real Estate Funding Inc., a New York corporation, as seller (the “Seller”).

Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of May 1, 2020 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (in such capacity, the “Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), KeyBank National Association, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), Wilmington Trust, National Association, as trustee (the “Trustee”), and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), pursuant to which the Purchaser will transfer the Mortgage Loans (as defined herein), together with certain other commercial mortgage loans, to a trust fund and certificates and the RR Interest representing ownership interests in the Mortgage Loans, together with the other commercial mortgage loans, will be issued by a New York common law trust (the “Trust”). In exchange for the Mortgage Loans and the other mortgage loans, the Trust will issue to, or at the direction of the Depositor, certificates to be known as GS Mortgage Securities Trust 2020-GC47, Commercial Mortgage Pass-Through Certificates, Series 2020-GC47 (collectively, the “Certificates”) and the RR Interest will be created pursuant to the Pooling and Servicing Agreement. For purposes of this Agreement, “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1       Sale and Conveyance of Mortgages; Possession of Mortgage File. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse (except as otherwise specifically set forth herein), (subject to the rights of the holders of interests in any related Companion Loans) all of its right, title and interest in and to the Mortgage Loans identified on Exhibit A to this Agreement (the “Mortgage Loan Schedule”) including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date, (excluding payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date and excluding any Retained Defeasance Rights and Obligations with respect to the Mortgage Loans). Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note, the Seller’s interest in the related Mortgage represented by the Mortgage Note and the other contents of the related Mortgage File (subject to the rights of the holders of interests in any related Companion Loans) will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to each Mortgage Loan (other than those to be held by the holders of any related Companion Loans) prepared by or which come into the possession of the Seller shall (subject to the rights of the holders of interests in any related Companion Loans) immediately vest in the Purchaser and immediately thereafter the Trustee. In connection with the transfer of the

Mortgage Loans related to the Whole Loans pursuant to this Section 1, the Seller does hereby assign to the Purchaser all of its rights, title and interest (solely in its capacity as the holder of the Mortgage Loans related to Whole Loans) in, to and under the related Co-Lender Agreements (it being understood and agreed that the Seller does not assign any right, title or interest that it or any other party may have thereunder in its capacity as a Companion Loan Holder). The Purchaser will sell (i) the Class A-1, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B and Class C Certificates (the “Public Certificates”) to the underwriters specified in the underwriting agreement, dated as of May 7, 2020 (the “Underwriting Agreement”), among the Depositor, Goldman Sachs & Co. LLC (“GS&Co.”), Citigroup Global Markets Inc. (“CGMI”), Academy Securities, Inc. (“Academy”), AmeriVet Securities, Inc. (“AmeriVet”) and Drexel Hamilton, LLC (“Drexel” and, together with GS&Co., CGMI, Academy and AmeriVet, the “Underwriters”) and (ii) the Class D, Class E, Class X-E, Class F, Class X-F, Class G, Class X-G, Class H and Class R Certificates (the “Private Certificates”) to GS&Co., CGMI, Academy, AmeriVet and Drexel as the initial purchasers (the “Initial Purchasers” and, collectively with the Underwriters, the “Dealers”) specified in the certificate purchase agreement, dated as of May 7, 2020 (the “Certificate Purchase Agreement”), among the Depositor and the Initial Purchasers.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. As consideration for the Mortgage Loans, the Purchaser shall (i) transfer the Class RR Certificates to the Seller or at the Seller’s direction (which Class RR Certificates will be deemed to be transferred from the Purchaser to Goldman Sachs Mortgage Company (“GSMC”) and from GSMC to the Seller) and (ii) pay, by wire transfer of immediately available funds, to the Seller or at the Seller’s direction that sum set forth in the funding schedule executed by the Seller and the Purchaser relating to the sale of the Mortgage Loans contemplated hereby (but subject to certain post-settlement adjustments for expenses incurred by the Underwriters and the Initial Purchasers on behalf of the Depositor and for which the Seller is specifically responsible).

The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2       Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage (other than with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan) and each Mortgage Note shall be transferred to the Trustee subject to and in accordance with this Agreement. Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller shall be held in trust on behalf of the Trustee (for the benefit of the Certificateholders and the RR Interest Owner) as the owner of such Mortgage Loan and shall be transferred promptly to the Certificate Administrator. All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and all recoveries and payments of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements as the sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes. Following the transfer of the Mortgage Loans by the Seller to the Purchaser, the Seller shall not take any actions inconsistent with the ownership of the Mortgage Loans by the Purchaser and its assignees.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as the purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes. The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

It is expressly agreed and understood that, notwithstanding the assignment of the Mortgage Loan documents, it is expressly intended that the Seller will receive the benefit of any securitization indemnification provisions in the Mortgage Loan documents.

SECTION 3       Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a)  The Purchaser hereby directs the Seller, and the Seller hereby agrees, such agreement effective upon the transfer of the Mortgage Loans contemplated herein, to deliver to or deposit with (or cause to be delivered to or deposited with) the Custodian (on behalf of the Trustee), with copies to be delivered to the Master Servicer (other than with respect to any Non-Serviced Mortgage Loan), on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser, or contemplated to be delivered by the Seller (whether at the direction of the Purchaser or otherwise), to the Custodian and the Master Servicer with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01 of the Pooling and Servicing Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

With respect to letters of credit (exclusive of those relating to a Non-Serviced Mortgage Loan), the Seller shall deliver to the Master Servicer, and the Pooling and Servicing Agreement shall require the Master Servicer to hold, the original (or copy, if such original has been submitted by the Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trustee (in care of the Master Servicer) for the benefit of the Certificateholders, the RR Interest Owner and, if applicable, the related Serviced Companion Noteholder, that may be required in order for the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, the RR Interest Owner and, if applicable, the related Serviced Companion Noteholder, in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents)) and the Seller shall be deemed to have satisfied any such delivery requirements by delivering with respect to any letter(s) of credit a copy thereof to the Custodian together with an Officer’s Certificate of the Seller certifying that such document has been delivered to the Master Servicer or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to Section 2.01(b) of the Pooling and Servicing Agreement. If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, the RR Interest Owner and, if applicable the related Serviced Companion Noteholder, in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents, the Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Master Servicer within 90 days of the Closing Date. The Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trustee for the benefit of the Certificateholders, the RR Interest Owner and, if applicable the related Serviced Companion Noteholder, and shall cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders, the RR Interest Owner and, if applicable, the related Serviced Companion Noteholder.

Contemporaneously with the execution of this Agreement by the Purchaser and the Seller, the Seller shall deliver one (1) PDF and one (1) original of a power of attorney substantially in the form of Exhibit F hereto to each of the Master Servicer and the Special Servicer, that permits such parties to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund. The Seller will be required to effect at its expense the assignment and, if applicable, recordation of its Mortgage Loan documents until the assignment and recordation of all such Mortgage Loan documents has been completed.

(b)               [Reserved.]

(c)               Except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, the Seller shall deliver to and deposit (or cause to be delivered to and deposited) with the Master Servicer within five (5) Business Days after the Closing Date: (i) a copy of the Mortgage File; (ii) all documents and records not otherwise required to be contained in the Mortgage File that (A) relate to the origination and/or servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or the related Serviced Companion Loans, (B) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates) and the related Serviced Companion Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans and the related Serviced Companion Loans or holders of interests therein and (C) are in the possession or under the control of the Seller; and (iii) all unapplied Escrow Payments and reserve funds in the possession or under control of the Seller that relate to the Mortgage Loans or any related Serviced Companion Loans, together with a statement indicating which Escrow Payments and reserve funds are allocable to each Mortgage Loan or to the related Serviced Companion Loans, provided that that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

(d)               With respect to any Mortgage Loan secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trustee for the benefit of the Certificateholders and the RR Interest Owner or have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders and the RR Interest Owner, the Seller or its designee shall, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice or make any such required request to the related franchisor for the transfer or assignment of such comfort letter or issuance of a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), with a copy of such notice or request to the Custodian (who shall include such document in the related Mortgage File), the Master Servicer and the Special Servicer, and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Master Servicer shall, as soon as reasonably practicable following receipt thereof, deliver the original of such replacement comfort letter, new document or acknowledgement, as applicable, to the Custodian for inclusion in the Mortgage File.

SECTION 4       Treatment as a Security Agreement. Pursuant to Section 1 hereof, the Seller has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans. The parties intend that such conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-off Date, all other payments made in respect of such Mortgage Loans after the Cut-off Date (and, in any event, excluding scheduled payments of principal and interest due on or before the Cut-off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5        Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)               except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan it shall record and file, or cause a third party on its behalf to record and file, in the appropriate public recording office for real property records or UCC Financing Statements, as appropriate (or, with respect to any assignments that the Custodian has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver to the Custodian for such purpose and cause the Custodian to record and file), each related Assignment of Mortgage and assignment of assignment of leases, rents and profits and each related UCC-3 financing statement referred to in the definition of Mortgage File from the Seller to the Trustee as and to the extent contemplated under Section 2.01(c) of the Pooling and Servicing Agreement. All out of pocket costs and expenses relating to the recordation or filing of such assignments, assignments of Mortgage and financing statements shall be paid by the Seller. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure such defect or cause such defect to be cured, as the case may be, and the Seller shall record or file, or cause the recording and filing of, such substitute or corrected document or instrument or, with respect to any assignments that the Custodian or a third party on the Seller’s behalf has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver such substitute or corrected document or instrument to the Custodian or such third party (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan);

(b)               as to each Mortgage Loan, except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, if the Seller cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3), (6) (if recorded) and (15) of the definition of “Mortgage File” in the Pooling and Servicing Agreement solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, it shall forward to the Custodian a copy of the original certified by the Seller to be a true and complete copy of the original thereof submitted for recording. The Seller shall cause each assignment referred to in Section (5)(a) above that is recorded and the file copy of each UCC-3 assignment referred to in Section (5)(a) above to reflect that it should be returned by the public recording or filing office to the Custodian or its agent following recording (or, alternatively, to the Seller or its designee, in which case the Seller shall deliver or cause the delivery of the recorded/filed original to the Custodian promptly following receipt); provided that, in those instances where the public recording office retains the original assignment of Mortgage or Assignment of Assignment of Leases, the Seller shall obtain therefrom and deliver to the Custodian a certified copy of the recorded original. On a monthly basis, at the expense of the Seller, the Custodian shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof;

(c)                it shall take any action reasonably required by the Purchaser, the Certificate Administrator, the Trustee or the Master Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans (other than any Mortgage Loan that is a Non-Serviced Mortgage Loan) to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders, the RR Interest Owner and/or the related Companion Holder;

(d)               the Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CREFC® Financial File and the CREFC® Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement;

(e)                if (during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Public Certificates in connection with sales of the Public Certificates by an Underwriter or a dealer) the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing Date, which event causes there to be an untrue statement of a material fact with respect to the Seller Information in the Prospectus, dated May 12, 2020 relating to the Public Certificates, the annexes and exhibits thereto and any electronic media delivered therewith, or the Offering Circular, dated May 12, 2020 relating to the Private Certificates, the annexes and exhibits thereto and any electronic media delivered therewith (collectively, the “Offering Documents”), or causes there to be an omission to state therein a material fact with respect to the Seller Information required to be stated therein or necessary to make the statements therein with respect to the Seller Information, in the light of the circumstances under which they were made, not misleading, then the Seller shall promptly notify the Dealers and the Depositor. If as a result of any such event the Dealers’ legal counsel determines that it is necessary to amend or supplement the Offering Documents in order to correct the untrue statement, or to make the statements therein, in the light of the circumstances when the Offering Documents are delivered to a purchaser, not misleading, or to make the Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Seller Information) at the expense of the Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Dealers, such amendments or supplements to the Offering Documents as may be necessary so that the Seller Information in the Offering Documents, as so amended or supplemented, will not contain an untrue statement, will not, in the light of the circumstances when the Offering Documents are delivered to a purchaser, be misleading and will comply with applicable law. (All terms under this clause (e) and not otherwise defined in this Agreement shall have the meanings set forth in the Indemnification Agreement, dated as of May 7, 2020, among the Underwriters, the Initial Purchasers, the Seller and the Purchaser (the “Indemnification Agreement” and, together with this Agreement, the “Operative Documents”));

(f)                for so long as the Trust (or with respect to any Companion Loans related to the Mortgage Loans, if such Companion Loan is deposited into another securitization, the trust fund under such other securitization) is subject to the reporting requirements of the Exchange Act, the Seller shall (i) provide the Depositor (or with respect to any Companion Loans related to the Mortgage Loans, if such Companion Loan (or a portion thereof) is deposited into another securitization, the depositor of such securitization) and the Certificate Administrator with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information indicated on Exhibit BB, Exhibit CC and Exhibit DD to the Pooling and Servicing Agreement, to the extent contemplated to be provided by the Seller, within the time periods set forth in the Pooling and Servicing Agreement; provided that, in connection with providing Additional Form 10-K Disclosure and the Seller’s reporting obligations under Item 1119 of Regulation AB, upon reasonable request by the Seller, the Purchaser shall provide the Seller with a list of all parties to the Pooling and Servicing Agreement and any other Servicing Function Participant; and (ii) reasonably cooperate with each of the Depositor, the Master Servicer and the Certificate Administrator (or with respect to any Companion Loans related to the Mortgage Loans, if such Companion Loan (or a portion thereof) is deposited into another securitization, the depositor, the master servicer and the certificate administrator of such securitization), upon the reasonable request of such party, by providing all Mortgage Loan related documents, data and information in the possession of the Seller at or prior to the Closing Date and on the date of such request and necessary for the ongoing compliance by the Depositor and the Trust (or with respect to any Companion Loans related to the Mortgage Loans, if such Companion Loan is deposited into another securitization, the trust fund under such other securitization) with the requirements of Form 10-D with respect to Items 1111 and 1125 of Regulation AB; provided that the Seller shall not be required to provide any documents that are proprietary to the related originator or the Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis;

(g)               within sixty (60) days after the Closing Date, the Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the Depositor by uploading such Diligence File (including, if applicable, any additional documents that the Seller believes should be included to enable the Asset Representations Reviewer to perform an Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified) to the Intralinks Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor;

(h)               promptly upon completion of such delivery of the Diligence Files, but in no event later than sixty (60) days after the Closing Date, the Seller shall provide (which may be by email) the Depositor (with a copy, which may be sent by email, to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Directing Holder, the Asset Representations Reviewer and the Operating Advisor), to the addresses for notices and/or email addresses provided in the notice provision of the Pooling and Servicing Agreement, with a certification by an authorized officer of the Seller, substantially in the form of Exhibit E to this Agreement, that the electronic copy of the Diligence File for each Mortgage Loan uploaded to the Intralinks Site constitutes all documents required under the definition of “Diligence File” and such Diligence Files are organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor;

(i)                 upon written request of the Asset Representations Reviewer (in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for a Delinquent Mortgage Loan), the Seller shall provide to the Asset Representations Reviewer promptly, but in no event later than ten (10) Business Days after receipt of such written request (which time period may be extended upon the mutual agreement of the Seller and the Asset Representations Reviewer), such documents requested by the Asset Representations Reviewer relating to each Delinquent Mortgage Loan to enable the Asset Representations Reviewer to complete any Test for a Delinquent Mortgage Loan, but only to the extent such documents are in the possession of the Seller; provided that the Seller shall not be required to provide any documents that are proprietary to the related originator or the Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis;

(j)                 upon the completion of an Asset Review with respect to each Delinquent Mortgage Loan and receipt by the Seller of a written invoice from the Asset Representations Reviewer, the Seller shall pay a fee of (i) $16,300 multiplied by the number of Delinquent Mortgage Loans subject to any Asset Review (for purposes of this Section 5(j), the “Subject Loans”), plus (ii) $1,650 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,150 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,150 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review, in each case within 60 days of such written invoice by the Asset Representations Reviewer;

(k)               if the preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the Seller shall have 90 days from receipt of the preliminary Asset Review Report to remedy or otherwise refute the Test failure indicated in the preliminary Asset Review Report. If the Seller elects to refute the Test failure indicated in the preliminary Asset Review Report, the Seller shall provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Asset Representations Reviewer;

(l)                the Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03 of the Pooling and Servicing Agreement, the Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to the resolution method;

(m)             the Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) any failure of the Seller to pay the fees described under Section 5(j) above within 90 days of written request by the Asset Representations Reviewer or (ii) any failure by the Seller to provide all documents required to be delivered by it pursuant to Sections 5(g) and 5(j) this Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement within 60 days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement);

(n)               with respect to any Mortgage Loan that is (or may become pursuant to the related Co-Lender Agreement) part of a Non-Serviced Whole Loan, (x) in the event that the Closing Date occurs prior to the closing date of the related Non-Serviced Securitization, the Seller shall provide (or cause to be provided) to the Depositor and the Trustee (1) written notice in a timely manner of (but no later than three Business Days prior to) the closing of such Non-Serviced Securitization, and (2) no later than one Business Day after the closing date of such Non-Serviced Securitization, a copy of the Non-Serviced Pooling Agreement in an EDGAR-compatible format, and (y) in the event that the Closing Date occurs after the closing of the Non-Serviced Securitization, the Seller shall provide, or cause the Other Depositor to provide, the Depositor (and counsel thereto) with a copy of the related Non-Serviced Pooling Agreement (together with any amendments thereto) in an EDGAR-compatible format by the later of (1) two Business Days prior to the Closing Date and (2) one Business Day after the closing date of such Non-Serviced Securitization (but no later than one Business Day prior to the Closing Date); and

(o)               with respect to the Companion Loans related to any Mortgage Loans, the Seller agrees that if disclosure related to the description of a party to the Pooling and Servicing

Agreement is requested by the Seller as holder of such Companion Loan for inclusion in the disclosure materials relating to the securitization of such Companion Loan, the reasonable costs of such party related to such disclosure and any opinion(s) of counsel, certifications and/or indemnification agreement(s) shall be paid or caused to be paid by the Seller.

SECTION 6        Representations and Warranties.

(a)               The Seller represents and warrants to the Purchaser as of the Cut-off Date and as of the date hereof that:

(i)                 The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution and delivery of, and performance under, the Operative Documents and has duly executed and delivered each Operative Document, and has the corporate power and authority to execute, deliver and perform under each Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

(ii)               Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities;

(iii)              The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller’s organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller’s assets or property, in each case, which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

(iv)             There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

(v)               The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

(vi)              No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller;

(vii)             The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction; and

(viii)            Except for the agreed-upon procedures report obtained from the accounting firm engaged to provide procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans and a comparison of information relating to underwriting of the Mortgage Loans (the “Accountant’s Due Diligence Report”), the Seller has not obtained (and, through and including the Closing Date, will not obtain) any “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) in connection with the transactions contemplated herein and in the Offering Documents and, except for the accountants with respect to the Accountants’ Due Diligence Report, the Seller has not employed (and, through and including the Closing Date, will not employ) any third-party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Offering Documents.  The Seller further represents and warrants that no portion of the Accountant’s Due Diligence Report contains, with respect to the information contained therein with respect to the Mortgage Loans, any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 6(a)(viii).

(b)               The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)                 The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has duly executed and delivered this Agreement, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

(ii)               Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)             The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser’s organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser’s assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

(iv)             There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

(v)               The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document;

(vi)              No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser; and

(vii)            The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting the requirements of that Form 15G, Rule 15Ga-2, any other rules and regulations of the Securities and Exchange Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Underwriters and the Initial Purchasers at least five (5) Business Days before the first sale in the offering contemplated by the Offering Documents; and (C) furnished each such Form 15G to the Securities and Exchange Commission on EDGAR at least five (5) Business Days before the first sale in the offering contemplated by the Offering Documents as required by Rule 15Ga-2.

(c)               The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B to this Agreement as of the Cut-off Date or such other date set forth in Exhibit B to this Agreement with respect to each Mortgage Loan, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C to this Agreement.

(d)               Pursuant to the Pooling and Servicing Agreement, if the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as operating advisor) discovers (without implying any duty of such person to make, or to attempt to make, such a discovery) or receives notice alleging (A) that any document required to be delivered by (or on behalf of) the Seller and constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”), or (B) a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a “Breach”), then such party is required to give prompt written notice thereof to the Seller.

(e)               Pursuant to the Pooling and Servicing Agreement, the Master Servicer (with respect to Non-Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans) is required to determine whether any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects, or such Document Defect is deemed in accordance with Section 2.03 of the Pooling and Servicing Agreement to materially and adversely affect, the value of the Mortgage Loan or any related REO Property or the interests of the Trustee or the Certificateholders and the RR Interest Owner therein or causes any Mortgage Loan to fail to be a Qualified Mortgage (any such Document Defect shall constitute a “Material Document Defect” and any such Breach shall constitute a “Material Breach”; and a Material Breach and/or a Material Document Defect, as the case may be, shall constitute a “Material Defect”). The Master Servicer or the Special Servicer may (but will not be obligated to) consult with the Master Servicer or the Special Servicer regarding any determination of a Material Defect for a Non-Specially Serviced Mortgage Loan. If such Document Defect or Breach has been determined to be a Material Defect, then the Master Servicer or the Special Servicer that made such determination will be required to give prompt written notice thereof to the Seller, the other parties to the Pooling and Servicing Agreement and (for so long as no Consultation Termination Event is continuing) the Directing Holder. Promptly upon becoming aware of any such Material Defect (including through a written notice given by any party to the Pooling and Servicing Agreement, as provided above if the Document Defect or Breach identified therein is a Material Defect), the Seller shall, not later than 90 days from the earlier of (a) the earlier of the Seller’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, such Material Defect or (b) in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, any party’s discovery of such Material Defect (such 90-day period, the “Initial Cure Period”), (i) cure such Material Defect in all material respects (which cure shall include payment of any losses and Additional Trust Expenses associated therewith, including the amount of any fees and reimbursable expenses of the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan), (ii) repurchase the affected Mortgage Loan or REO Loan (or the Trust’s interest therein with respect to any Mortgage Loan that is part of a Whole Loan) at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account or (iii) substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution shall be permitted) for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer, for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith; provided, however, that if (i) such Material Defect is capable of being cured but not within such Initial Cure Period, (ii) such Material Defect is not related to any Mortgage Loan’s not being a Qualified Mortgage and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Defect within such Initial Cure Period, then the Seller shall have an additional 90 days (such additional 90 day period, the “Extended Cure Period”) to complete such cure, or, in the event of a failure to so cure, to complete such repurchase of the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above (it being understood and agreed that, in connection with the Seller’s receiving such Extended Cure Period, the Seller shall deliver an Officer’s Certificate to the Trustee, the Special Servicer, the Operating Advisor and the Certificate Administrator setting forth the reasons such Material Defect was not cured within the Initial Cure Period and what actions the Seller is pursuing in connection with the cure of such Material Defect and stating that the Seller anticipates that such Material Defect will be cured within such Extended Cure Period); and provided, further, that, if any such Material Defect is still not cured after the Initial Cure Period and any such Extended Cure Period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure, repurchase or substitution obligations in respect of such Document Defect so long as the Seller certifies to the Trustee, the Special Servicer, the Operating Advisor and the Certificate Administrator every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, repurchase or substitution may continue beyond the date that is 18 months following the Closing Date. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Breach or a Document Defect, but if the Seller discovers a Material Defect with respect to a Mortgage Loan, it will notify the Purchaser. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Periodic Payments due with respect to each Mortgage Loan being repurchased or replaced, and received by the Master Servicer or the Special Servicer on behalf of the Trust, after the related Cut-off Date through, but not including, the related date of repurchase or substitution, shall be part of the Trust Fund. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Periodic Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Seller effecting the related repurchase or substitution within two (2) Business Days following receipt of properly identified and available funds constituting such Periodic Payment. From and after the date of substitution, each Qualified Substitute Mortgage Loan, if any, that has been substituted shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes.

No delay in either the discovery of a Material Defect on the part of any party to the Pooling and Servicing Agreement or in providing notice of such Material Defect shall relieve the Seller of its obligation to repurchase the related Mortgage Loan (if it is otherwise required to do so under this Agreement) unless (i) the Seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the Pooling and Servicing Agreement to provide prompt notice as required by the terms of the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect (knowledge shall not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the Seller from curing such Material Defect and (iii) provided that the Seller is afforded a cure period of 90 days from the Seller’s receipt of notice thereof, such Material Defect did not relate to a Mortgage Loan not being a Qualified Mortgage as described in this section. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre or fitness center (operated by a Mortgagor), then the failure to deliver to the Custodian copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a Material Defect.

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Material Defect does not constitute a Material Defect as to any other Crossed Underlying Loan in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect shall be deemed to constitute a Material Defect as to each other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Underlying Loans in the related Crossed Mortgage Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria. In the event that the remaining Crossed Underlying Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

To the extent that the Seller is required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in the related Crossed Mortgage Loan Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a Crossed Underlying Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee and the Certificate Administrator an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event. Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

Subject to the Seller’s right to cure set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, failure of the Seller to deliver the documents referred to in clauses (1), (2), (7), (8), (18) and (19) in the definition of “Mortgage File” in the Pooling and Servicing Agreement in accordance with this Agreement and the Pooling and Servicing Agreement for any Mortgage Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except such deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third-party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing provisions of this Section 6(e), in lieu of the Seller performing its repurchase or substitution obligations with respect to any Material Defect provided in this Section 6(e), to the extent that the Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust, the Enforcing Servicer, on behalf of the Trust, and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) are able to agree upon the Loss of Value Payment for a Material Defect, the

Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect as a result of a Mortgage Loan not constituting a Qualified Mortgage may not be cured by a Loss of Value Payment. Upon its making such payment, the Seller shall be deemed to have cured such Material Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Defect, and the Seller shall not be obligated to repurchase or replace the related Mortgage Loan or otherwise cure such Material Defect.

With respect to any Non-Serviced Mortgage Loan, the Seller agrees that if a “material document defect” (as such term or any analogous term is defined in the related Non-Serviced Pooling Agreement) exists under the related Non-Serviced Pooling Agreement with respect to the related Non-Serviced Companion Loan included in the related Non-Serviced Securitization, and such Non-Serviced Companion Loan is repurchased by or on behalf of such Seller (or other responsible repurchasing entity) from the related Non-Serviced Securitization as a result of such “material document defect” (as such term or any analogous term is defined in such Non-Serviced Pooling Agreement), then the Seller shall repurchase such Non-Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Non-Serviced Pooling Agreement) related solely to the promissory note for such Non-Serviced Companion Loan.

(f)                In connection with any repurchase or substitution of one or more Mortgage Loans pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity evidencing such repurchase or substitution, all portions of the Mortgage File (including, without limitation, the Servicing File) and other documents and all escrows and reserve funds pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security therefor to the Seller or its designee; provided that such tender by the Trustee and the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied. In the event a Qualified Substitute Mortgage Loan is substituted for a Mortgage Loan by the Seller as contemplated by this Section 6, the Seller shall deliver to the Custodian the related Mortgage File and to the Master Servicer all Escrow Payments and reserve funds pertaining to such Qualified Substitute Mortgage Loan possessed by it and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in the Pooling and Servicing Agreement.

(g)               The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes or Assignment of Mortgage or the examination of the Mortgage Files.

(h)                Each party hereto agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c) of this Agreement. The Seller’s obligation to cure any Material Defect, repurchase, or substitute for, any affected Mortgage Loan or pay the Loss of Value Payment or other required payment pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a breach of any of the Seller’s representations or warranties contained in Section 6(c) of this Agreement or a Document Defect with respect to any Mortgage Loan.

(i)                The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Communication of a 15Ga-1 Repurchase Request (other than from the Depositor), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives a Repurchase Communication of a Repurchase Request Withdrawal (other than from the Depositor) or (iv) the Seller rejects or disputes any 15Ga-1 Repurchase Request. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Communication of a 15Ga-1 Repurchase Request or a Repurchase Request Withdrawal, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan, (2) the date (x) such Repurchase Communication of such 15Ga-1 Repurchase Request or Repurchase Request Withdrawal was received, (y) the related Mortgage Loan was repurchased or replaced or (z) the 15Ga-1 Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the 15Ga-1 Repurchase Request (as asserted in the 15Ga-1 Repurchase Request) or (y) any rejection or dispute of a 15Ga-1 Repurchase Request, as applicable.

The Seller shall provide to the Depositor and the Certificate Administrator the Seller’s “Central Index Key” number assigned by the Securities and Exchange Commission and a true, correct and complete copy of the relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission pursuant to Rule 15Ga-1 under the Exchange Act with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

In addition, the Seller shall provide the Depositor, upon request, such other information in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

The Seller agrees that no 15Ga-1 Notice Provider will be required to provide information in a 15Ga-1 Notice that is protected by the attorney-client privilege or attorney work product doctrines. In addition, the Seller hereby acknowledges that (i) any 15Ga-1 Notice provided pursuant to Section 2.03(b) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(b) of the Pooling and Servicing Agreement by a 15Ga-1 Notice Provider in a 15Ga-1 Notice shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any 15Ga-1 Repurchase Request that is the subject of a 15Ga-1 Notice.

Each party hereto agrees that the receipt of a 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6(i) shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Defect.

Each party hereto agrees and acknowledges that, as of the Cut-off Date, the “Central Index Key” number of the Trust is 001810050.

“Repurchase Communication” means, for purposes of this Section 6(i) only, any communication, whether oral or written, which need not be in any specific form.

SECTION 7        Review of Mortgage File. The Purchaser shall require the Certificate Administrator pursuant to the Pooling and Servicing Agreement to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

SECTION 8       Conditions to Closing. The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the consideration for the Mortgage Loans as contemplated by Section 1 of this Agreement. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)               Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall, subject to any applicable exceptions set forth on Exhibit C to this Agreement, be true and correct in all material respects as of the Closing Date or as of such other date as of which such representation is made under the terms of Exhibit B to this Agreement, and no event shall have occurred as of the Closing Date which would constitute a default on the part of the Seller under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D to this Agreement.

(b)               The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchasers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

(c)               The Purchaser shall have received the following additional closing documents:

(i)                 copies of the Seller’s Articles of Association, charter, by-laws or other organizational documents and all amendments, revisions, restatements and supplements thereof, certified as of a recent date by the Secretary of the Seller;

(ii)                a certificate, dated not earlier than thirty (30) days prior to the Closing Date, of the Secretary of State of the State of New York to the effect that the Seller is duly organized, existing and in good standing in the State of New York;

(iii)              an officer’s certificate of the Seller in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency;

(iv)             an opinion of counsel of the Seller, subject to customary exceptions and carve-outs, in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency; and

(v)               a letter from counsel of the Seller substantially to the effect that (a) nothing has come to such counsel’s attention that would lead such counsel to believe that the agreed upon sections of the Preliminary Prospectus, the Prospectus, the Preliminary Offering Circular or the Final Offering Circular, (each as defined in the Indemnification Agreement), as of the date thereof or as of the Closing Date (or, in the case of the Preliminary Prospectus or the Preliminary Offering Circular, solely as of the time of sale) contained or contain, as applicable, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading and (b) the Seller Information (as defined in the Indemnification Agreement) in the Prospectus appears to be appropriately responsive in all material respects to the applicable requirements of Regulation AB.

(d)               The Public Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement. The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

(e)               The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(f)                The Seller shall furnish the Purchaser, the Underwriters and the Initial Purchasers with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 9        Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree.

SECTION 10    Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents as to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Preliminary Prospectus, the Prospectus, the Preliminary Offering Circular, the Final Offering Circular and any related disclosure for the initial Form 8-K, including the cost of obtaining any “comfort letters” with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement, Preliminary Prospectus, Prospectus, Preliminary Offering Circular and Final Offering Circular and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Preliminary Prospectus, Prospectus, Preliminary Offering Circular, Final Offering Circular and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; (ix) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, as counsel to the Purchaser; and (x) the reasonable fees and expenses of Sidley Austin LLP, as counsel to the Underwriters and the Initial Purchasers.

If the Seller elects to exercise its rights under Section 11.15 of the Pooling and Servicing Agreement, then the Seller shall pay the reasonable costs and expenses (if any) of the Depositor, Master Servicer, Special Servicer and Trustee resulting from such parties’ obligations to cooperate with the Seller under Section 11.15 of the Pooling and Servicing Agreement.

SECTION 11    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 12    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE

INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 13    Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14    Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 15    No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third-party except as expressly set forth in Section 6 and Section 16.

SECTION 16    Assignment. (a)  The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders and the RR Interest Owner. The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their permitted successors and assigns. Any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller may become a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder without any further act. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement, but shall not be further assigned by the Trustee to any Person.

(b)               The Asset Representations Reviewer shall be an express third-party beneficiary of Sections 5(g), 5(h), 5(i) and 5(j) of this Agreement.

SECTION 17    Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if sent to the Purchaser, will be mailed, hand delivered, couriered or sent by electronic transmission to it at 200 West Street, New York, New York 10282, to the attention of Leah Nivison, email: leah.nivison@gs.com, with a copy to: Brian Bolton, email: brian.a.bolton@gs.com and gs-refgsecuritization@gs.com, (ii) if sent to the Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission or electronic mail and confirmed to it at (A) Citi Real Estate Funding Inc., at 388 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Richard Simpson, fax number: (646) 328-2943, (B) Citi Real Estate Funding Inc., at 390 Greenwich Street, 5th Floor, New York, New York 10013, Attention: Raul Orozco, fax number: (347) 394-0898, and (C) Citi Real Estate Funding Inc., at 388 Greenwich Street, 17th Floor, New York, New York 10013, Attention: Ryan M. O’Connor, fax number: (646) 862-8988, and with electronic copies emailed to richard.simpson@citi.com and ryan.m.oconnor@citi.com and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

SECTION 18    Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or to any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 19    Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 20    Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6(h) of this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 21    No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third-party to assume that it has the authority to bind the other party or make commitments on such party’s behalf.

SECTION 22    Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

SECTION 23    Further Assurances. The Seller and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.

SECTION 24    Recognition of U.S. Special Resolution Regimes.

(a)               In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.

(b)               In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 25     Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a)               Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 24, the parties to this Agreement expressly acknowledge and agree that no party to this Agreement shall be permitted to exercise any Default Right against a Covered Party with respect to this Agreement that is related, directly or indirectly, to a BHC Affiliate of such party becoming subject to an Insolvency Proceeding, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)               After a BHC Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Party with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES
CORPORATION II, a Delaware corporation

By:	/s/ Leah Nivison
Name: Leah Nivison
Title: Chief Executive Officer

CITI REAL ESTATE FUNDING INC., a New
York corporation

By:	/s/ Sana Petersen
Name: Sana Petersen
Title: Vice President

GSMS 2020-GC47 - CREFI MORTGAGE LOAN PURCHASE AGREEMENT

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

GSMS 2020-GC47
Exhibit A - Mortgage Loan Schedule - CREFI

Control Number	Footnotes	Loan Number	Property Name	Borrower Name	Address	City
6	4	CITI1	Chicagoland Industrial Portfolio	Chicago Nine Industrial Winona LLC, Chicago Nine Industrial Ohio LLC, Chicago Nine Industrial Grant LLC, Chicago Nine Industrial Commerce LLC, Chicago Nine
Industrial Haven LLC, Chicago Nine Industrial Cleveland LLC, Chicago Nine Industrial Flannigan LLC and Chicago Nine Industrial Ryan LLC
6.01		CITI1.01	26051 South Cleveland		26051 South Cleveland Avenue	Monee
6.02		CITI1.02	180 Ryan Drive		180 Ryan Drive	Hampshire
6.03		CITI1.03	119 East Commerce		119 Commerce Drive	Schaumburg
6.04		CITI1.04	2405 West Haven		2405 West Haven Avenue	New Lenox
6.05		CITI1.05	201 Flannigan		201 Flannigan Road	Hampshire
6.06		CITI1.06	3415 Ohio Avenue		3415 Ohio Avenue	St. Charles
6.07		CITI1.08	7850 Grant Street		7850 Grant Street	Burr Ridge
6.08		CITI1.07	9501 Winona		9501 Winona Avenue	Schiller Park
8	3, 5, 6, 7, 8, 9	CITI2	555 10th Avenue	555 Tenth Avenue LLC, 555 Tenth Avenue II LLC, 555 Tenth Avenue TRS LLC and 555 Tenth Avenue CF LLC	555 10th Avenue	New York
9	10, 11	CITI3	297 North 7th & 257 15th Street	297 North 7 LLC and Fifteenth Street 259-263 LLC
9.01		CITI3.01	297 North 7th Street		297-299 North 7th Street	Brooklyn
9.02		CITI3.02	257 15th Street		257 15th Street	Brooklyn
10	12	CITI4	PNC Center	PNC Center Cincinnati Realty LP	201 East 5th Street	Cincinnati
12	13, 14	CITI6	Grand Street Plaza	140 Grand New Owners Corp. and 150 Grand New Owners Corp.	140 & 150 Grand Street	White Plains
13		CITI7	630 Roseville	MN 630 Roseville, LLC, DH 630 Roseville, LLC and 630 Roseville Associates, LP	630 Roseville Parkway	Roseville
19	15	CITI9	45 Newel Street	45 Newell LLC	45 Newel Street	Brooklyn
24		CITI10	Fisher Trails	Mila's Celestial Dot LLC	6418 Fisher Road	Dallas
26		CITI11	910 81st Street	Estella Realty LLC	910 81st Street	Brooklyn
27		CITI12	Stratford Square Apartments	Atlantic XIV, L.L.C.	400 Stratford Square Boulevard	Davison
28		CITI13	Arbor Apartments	Arbors TEI Equities LLC	2401-2429 Montana Avenue	Cincinnati

1 of 9

GSMS 2020-GC47
Exhibit A - Mortgage Loan Schedule - CREFI

Control Number	Footnotes	Loan Number	Property Name	State	County	Zip Code	Mortgage Loan Rate (%)	Net Mortgage Loan Rate (%)	Original Balance ($)	Cut-Off Date Balance ($)	Original Term To Maturity (Mos.)	Remaining Term To Maturity (Mos.)	Maturity Date	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
6	4	CITI1	Chicagoland Industrial Portfolio				3.62000%	3.58494%	51,155,000.00	51,155,000.00	120	118	3/6/2030	0	0
6.01		CITI1.01	26051 South Cleveland	Illinois	Will	60449
6.02		CITI1.02	180 Ryan Drive	Illinois	Kane	60140
6.03		CITI1.03	119 East Commerce	Illinois	Cook	60173
6.04		CITI1.04	2405 West Haven	Illinois	Will	60451
6.05		CITI1.05	201 Flannigan	Illinois	Kane	60140
6.06		CITI1.06	3415 Ohio Avenue	Illinois	Kane	60174
6.07		CITI1.08	7850 Grant Street	Illinois	DuPage	60527
6.08		CITI1.07	9501 Winona	Illinois	Cook	60176
8	3, 5, 6, 7, 8, 9	CITI2	555 10th Avenue	New York	New York	10018	3.52000%	3.50369%	50,000,000.00	50,000,000.00	119	115	12/6/2029	0	0
9	10, 11	CITI3	297 North 7th & 257 15th Street				3.80000%	3.78244%	39,000,000.00	39,000,000.00	120	118	3/6/2030	0	0
9.01		CITI3.01	297 North 7th Street	New York	Kings	11211
9.02		CITI3.02	257 15th Street	New York	Kings	11215
10	12	CITI4	PNC Center	Ohio	Hamilton	45202	3.49000%	3.47244%	32,662,500.00	32,662,500.00	120	118	3/6/2030	0	0
12	13, 14	CITI6	Grand Street Plaza	New York	Westchester	10601	3.35000%	3.33244%	27,600,000.00	27,600,000.00	120	118	3/6/2030	0	0
13		CITI7	630 Roseville	California	Placer	95747	3.67000%	3.65244%	25,800,000.00	25,800,000.00	120	118	3/6/2030	0	0
19	15	CITI9	45 Newel Street	New York	Kings	11222	4.19000%	4.17244%	10,900,000.00	10,900,000.00	120	119	4/6/2030	0	0
24		CITI10	Fisher Trails	Texas	Dallas	75214	3.68000%	3.61494%	7,900,000.00	7,900,000.00	120	119	4/6/2030	0	0
26		CITI11	910 81st Street	New York	Kings	11228	3.70000%	3.68244%	6,400,000.00	6,400,000.00	120	118	3/6/2030	0	0
27		CITI12	Stratford Square Apartments	Michigan	Genesee	48423	3.90000%	3.83494%	5,150,000.00	5,135,428.36	120	118	3/6/2030	360	358
28		CITI13	Arbor Apartments	Ohio	Hamilton	45211	3.45000%	3.43244%	4,000,000.00	4,000,000.00	120	118	3/6/2030	0	0

2 of 9

GSMS 2020-GC47
Exhibit A - Mortgage Loan Schedule - CREFI

Control Number	Footnotes	Loan Number	Property Name	Monthly Debt Service ($) (1)	Servicing Fee Rate (%)	Non-Serviced Primary Servicing Fee Rate (%)	Interest Accrual Method	Ownership Interest	Crossed Group	Originator	Mortgage Loan Seller
6	4	CITI1	Chicagoland Industrial Portfolio	156,460.88	0.02250%	0.00000%	Actual/360		NAP	CREFI	CREFI
6.01		CITI1.01	26051 South Cleveland					Fee Simple
6.02		CITI1.02	180 Ryan Drive					Fee Simple
6.03		CITI1.03	119 East Commerce					Fee Simple
6.04		CITI1.04	2405 West Haven					Fee Simple
6.05		CITI1.05	201 Flannigan					Fee Simple
6.06		CITI1.06	3415 Ohio Avenue					Fee Simple
6.07		CITI1.08	7850 Grant Street					Fee Simple
6.08		CITI1.07	9501 Winona					Fee Simple
8	3, 5, 6, 7, 8, 9	CITI2	555 10th Avenue	148,703.70	0.00250%	0.00125%	Actual/360	Leasehold	NAP	CREFI	CREFI
9	10, 11	CITI3	297 North 7th & 257 15th Street	125,215.28	0.00500%	0.00000%	Actual/360		NAP	CREFI	CREFI
9.01		CITI3.01	297 North 7th Street					Fee Simple
9.02		CITI3.02	257 15th Street					Fee Simple
10	12	CITI4	PNC Center	96,312.79	0.00500%	0.00000%	Actual/360	Fee Simple	NAP	CREFI	CREFI
12	13, 14	CITI6	Grand Street Plaza	78,120.14	0.00500%	0.00000%	Actual/360	Fee Simple	NAP	CREFI	CREFI
13		CITI7	630 Roseville	80,000.90	0.00500%	0.00000%	Actual/360	Fee Simple	NAP	CREFI	CREFI
19	15	CITI9	45 Newel Street	38,587.77	0.00500%	0.00000%	Actual/360	Fee Simple	NAP	CREFI	CREFI
24		CITI10	Fisher Trails	24,563.15	0.05250%	0.00000%	Actual/360	Fee Simple	NAP	CREFI	CREFI
26		CITI11	910 81st Street	20,007.41	0.00500%	0.00000%	Actual/360	Fee Simple	NAP	CREFI	CREFI
27		CITI12	Stratford Square Apartments	24,290.91	0.05250%	0.00000%	Actual/360	Fee Simple	NAP	CREFI	CREFI
28		CITI13	Arbor Apartments	11,659.72	0.00500%	0.00000%	Actual/360	Fee Simple	NAP	CREFI	CREFI

3 of 9

GSMS 2020-GC47
Exhibit A - Mortgage Loan Schedule - CREFI

Control Number	Footnotes	Loan Number	Property Name	Carve-out Guarantor	Letter of Credit	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description	Grace Period- Default	Grace Period- Late Fee	Cash Management	Lockbox	General Property Type	Prepayment Provision (2)	Units, Rooms, Sq Ft	Unit Description
6	4	CITI1	Chicagoland Industrial Portfolio	Andrew Hayman and Sheldon Yellen	No	$57,273.56	$5,727.36	$18,483.50	$9,241.75	$0.00	$6,933.50	$249,606.00	$0.00	$17,003.58	$816,172.00	$0.00	$0.00	$26,462.50	$0.00	$0.00	$0.00	$529,883.81	$0.00	Free Rent Reserve	0	0	Springing	Springing		Lockout/26_Defeasance/90_0%/4	832,023	sf
6.01		CITI1.01	26051 South Cleveland																										Industrial		245,388	sf
6.02		CITI1.02	180 Ryan Drive																										Industrial		156,750	sf
6.03		CITI1.03	119 East Commerce																										Industrial		97,966	sf
6.04		CITI1.04	2405 West Haven																										Industrial		171,394	sf
6.05		CITI1.05	201 Flannigan																										Industrial		50,400	sf
6.06		CITI1.06	3415 Ohio Avenue																										Industrial		51,200	sf
6.07		CITI1.08	7850 Grant Street																										Industrial		21,425	sf
6.08		CITI1.07	9501 Winona																										Industrial		37,500	sf
8	3, 5, 6, 7, 8, 9	CITI2	555 10th Avenue	Gary Barnett and Extell Limited	No	$47,223.48	$23,611.74	$0.00	$0.00	$0.00	$9,394.50	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$8,438,149.71	$0.00	Prepaid Rent Reserve ($4,071,483.04); Free Rent Reserve ($3,000,000); Mezzanine Debt Service Earnout Reserve ($1,000,000); Ground Rent Reserve ($366,666.67)	0	0	In Place	Soft (Multifamily); Hard (Retail)	Multifamily	>YM or 1%/28_Defeasance or >YM or 1%/87_0%/4	598	Units
9	10, 11	CITI3	297 North 7th & 257 15th Street	Harry Einhorn	No	$38,731.32	$9,682.83	$5,602.74	$1,867.58	$0.00	$1,277.35	$0.00	$0.00	$9,440.17	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00		0	0	Springing	Springing		Lockout/26_Defeasance/91_0%/3	78,781	sf
9.01		CITI3.01	297 North 7th Street																										Mixed Use		38,981	sf
9.02		CITI3.02	257 15th Street																										Mixed Use		39,800	sf
10	12	CITI4	PNC Center	Raymond Massa	No	$536,199.20	$134,049.80	$0.00	$0.00	$225,000.00	$14,522.50	$0.00	$2,000,000.00	$0.00	$2,000,000.00	$0.00	$0.00	$75,000.00	$0.00	$0.00	$0.00	$7,382,802.39	$0.00	Unfunded Obligations ($4,382,802.39); Lobby Renovations Reserve ($3,000,000)	0	0	Springing	Hard	Office	Lockout/26_Defeasance/89_0%/5	498,905	sf
12	13, 14	CITI6	Grand Street Plaza	Jack Sitt	No	$281,012.55	$93,670.85	$12,765.37	$6,382.68	$0.00	$3,882.00	$0.00	$0.00	$20,833.33	$2,000,000.00	$0.00	$0.00	$1,725.00	$0.00	$0.00	$0.00	$383,760.07	$0.00	Unfunded Obligations Reserve	0	0	Springing	Hard	Office	Lockout/26_Defeasance/91_0%/3	208,586	sf
13		CITI7	630 Roseville	HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC and HGGP Capital XIV, LP	No	$70,727.00	$35,363.50	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00		0	0	Springing	Hard	Mixed Use	Lockout/26_Defeasance/88_0%/6	157,518	sf
19	15	CITI9	45 Newel Street	Perl Weisz	No	$8,489.94	$2,122.48	$10,547.73	$878.98	$0.00	$375.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$10,416.67	Cash Collateral Reserve	0	0	Springing	Springing	Multifamily	Lockout/25_Defeasance/92_0%/3	18	Units
24		CITI10	Fisher Trails	Gustavo Spoliansky	No	$38,526.60	$9,631.65	$37,318.94	$3,109.91	$0.00	$1,375.00	$49,500.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00		0	0	Springing	Springing	Multifamily	Lockout/25_Defeasance/92_0%/3	66	Units
26		CITI11	910 81st Street	Mitchell B. Shpelfogel	No	$62,842.50	$15,710.63	$11,342.54	$2,835.63	$0.00	$930.83	$0.00	$0.00	$833.33	$50,000.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$75,000.00	$0.00	Michael Kipnis Reserve	0	0	Springing	Springing	Multifamily	Lockout/26_Defeasance/88_0%/6	43	Units
27		CITI12	Stratford Square Apartments	David M. Clapper	No	$26,884.36	$6,721.09	$0.00	$0.00	$74,625.00	$3,000.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$118,625.00	$0.00	$0.00	$0.00	$0.00	$0.00		0	0	Springing	Springing	Multifamily	Lockout/26_Defeasance/91_0%/3	120	Units
28		CITI13	Arbor Apartments	Francis J. Greenburger	No	$42,497.98	$14,165.99	$0.00	$0.00	$0.00	$4,818.33	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$117,788.75	$0.00	$0.00	$0.00	$0.00	$0.00		0	0	Springing	Springing	Multifamily	Lockout/26_Defeasance/90_0%/4	118	Units

4 of 9

GSMS 2020-GC47
Exhibit A - Mortgage Loan Schedule - CREFI

Control Number	Footnotes	Loan Number	Property Name	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)
6	4	CITI1	Chicagoland Industrial Portfolio	$18,483.50	$9,241.75	$0.00	$6,933.50	$249,606.00	$0.00	$17,003.58	$816,172.00	$0.00	$0.00
6.01		CITI1.01	26051 South Cleveland
6.02		CITI1.02	180 Ryan Drive
6.03		CITI1.03	119 East Commerce
6.04		CITI1.04	2405 West Haven
6.05		CITI1.05	201 Flannigan
6.06		CITI1.06	3415 Ohio Avenue
6.07		CITI1.08	7850 Grant Street
6.08		CITI1.07	9501 Winona
8	3, 5, 6, 7, 8, 9	CITI2	555 10th Avenue	$0.00	$0.00	$0.00	$9,394.50	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
9	10, 11	CITI3	297 North 7th & 257 15th Street	$5,602.74	$1,867.58	$0.00	$1,277.35	$0.00	$0.00	$9,440.17	$0.00	$0.00	$0.00
9.01		CITI3.01	297 North 7th Street
9.02		CITI3.02	257 15th Street
10	12	CITI4	PNC Center	$0.00	$0.00	$225,000.00	$14,522.50	$0.00	$2,000,000.00	$0.00	$2,000,000.00	$0.00	$0.00
12	13, 14	CITI6	Grand Street Plaza	$12,765.37	$6,382.68	$0.00	$3,882.00	$0.00	$0.00	$20,833.33	$2,000,000.00	$0.00	$0.00
13		CITI7	630 Roseville	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
19	15	CITI9	45 Newel Street	$10,547.73	$878.98	$0.00	$375.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
24		CITI10	Fisher Trails	$37,318.94	$3,109.91	$0.00	$1,375.00	$49,500.00	$0.00	$0.00	$0.00	$0.00	$0.00
26		CITI11	910 81st Street	$11,342.54	$2,835.63	$0.00	$930.83	$0.00	$0.00	$833.33	$50,000.00	$0.00	$0.00
27		CITI12	Stratford Square Apartments	$0.00	$0.00	$74,625.00	$3,000.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
28		CITI13	Arbor Apartments	$0.00	$0.00	$0.00	$4,818.33	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

5 of 9

GSMS 2020-GC47
Exhibit A - Mortgage Loan Schedule - CREFI

Control Number	Footnotes	Loan Number	Property Name	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
6	4	CITI1	Chicagoland Industrial Portfolio	$26,462.50	$0.00	$0.00	$0.00	$529,883.81	$0.00
6.01		CITI1.01	26051 South Cleveland
6.02		CITI1.02	180 Ryan Drive
6.03		CITI1.03	119 East Commerce
6.04		CITI1.04	2405 West Haven
6.05		CITI1.05	201 Flannigan
6.06		CITI1.06	3415 Ohio Avenue
6.07		CITI1.08	7850 Grant Street
6.08		CITI1.07	9501 Winona
8	3, 5, 6, 7, 8, 9	CITI2	555 10th Avenue	$0.00	$0.00	$0.00	$0.00	$8,438,149.71	$0.00
9	10, 11	CITI3	297 North 7th & 257 15th Street	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
9.01		CITI3.01	297 North 7th Street
9.02		CITI3.02	257 15th Street
10	12	CITI4	PNC Center	$75,000.00	$0.00	$0.00	$0.00	$7,382,802.39	$0.00
12	13, 14	CITI6	Grand Street Plaza	$1,725.00	$0.00	$0.00	$0.00	$383,760.07	$0.00
13		CITI7	630 Roseville	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
19	15	CITI9	45 Newel Street	$0.00	$0.00	$0.00	$0.00	$0.00	$10,416.67
24		CITI10	Fisher Trails	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
26		CITI11	910 81st Street	$0.00	$0.00	$0.00	$0.00	$75,000.00	$0.00
27		CITI12	Stratford Square Apartments	$118,625.00	$0.00	$0.00	$0.00	$0.00	$0.00
28		CITI13	Arbor Apartments	$117,788.75	$0.00	$0.00	$0.00	$0.00	$0.00

6 of 9

GSMS 2020-GC47
Exhibit A - Mortgage Loan Schedule - CREFI

Control Number	Footnotes	Loan Number	Property Name	Other Reserve Description	Grace Period- Default	Grace Period- Late Fee	Cash Management
6	4	CITI1	Chicagoland Industrial Portfolio	Free Rent Reserve	0	0	Springing
6.01		CITI1.01	26051 South Cleveland
6.02		CITI1.02	180 Ryan Drive
6.03		CITI1.03	119 East Commerce
6.04		CITI1.04	2405 West Haven
6.05		CITI1.05	201 Flannigan
6.06		CITI1.06	3415 Ohio Avenue
6.07		CITI1.08	7850 Grant Street
6.08		CITI1.07	9501 Winona
8	3, 5, 6, 7, 8, 9	CITI2	555 10th Avenue	Prepaid Rent Reserve ($4,071,483.04); Free Rent Reserve ($3,000,000); Mezzanine Debt Service Earnout Reserve ($1,000,000); Ground Rent Reserve ($366,666.67)	0	0	In Place
9	10, 11	CITI3	297 North 7th & 257 15th Street		0	0	Springing
9.01		CITI3.01	297 North 7th Street
9.02		CITI3.02	257 15th Street
10	12	CITI4	PNC Center	Unfunded Obligations ($4,382,802.39); Lobby Renovations Reserve ($3,000,000)	0	0	Springing
12	13, 14	CITI6	Grand Street Plaza	Unfunded Obligations Reserve	0	0	Springing
13		CITI7	630 Roseville		0	0	Springing
19	15	CITI9	45 Newel Street	Cash Collateral Reserve	0	0	Springing
24		CITI10	Fisher Trails		0	0	Springing
26		CITI11	910 81st Street	Michael Kipnis Reserve	0	0	Springing
27		CITI12	Stratford Square Apartments		0	0	Springing
28		CITI13	Arbor Apartments		0	0	Springing

7 of 9

GSMS 2020-GC47
Exhibit A - Mortgage Loan Schedule - CREFI

Control Number	Footnotes	Loan Number	Property Name	Lockbox	General Property Type	Prepayment Provision (2)	Units, Rooms, Sq Ft	Unit Description
6	4	CITI1	Chicagoland Industrial Portfolio	Springing		Lockout/26_Defeasance/90_0%/4	832,023	sf
6.01		CITI1.01	26051 South Cleveland		Industrial		245,388	sf
6.02		CITI1.02	180 Ryan Drive		Industrial		156,750	sf
6.03		CITI1.03	119 East Commerce		Industrial		97,966	sf
6.04		CITI1.04	2405 West Haven		Industrial		171,394	sf
6.05		CITI1.05	201 Flannigan		Industrial		50,400	sf
6.06		CITI1.06	3415 Ohio Avenue		Industrial		51,200	sf
6.07		CITI1.08	7850 Grant Street		Industrial		21,425	sf
6.08		CITI1.07	9501 Winona		Industrial		37,500	sf
8	3, 5, 6, 7, 8, 9	CITI2	555 10th Avenue	Soft (Multifamily); Hard (Retail)	Multifamily	>YM or 1%/28_Defeasance or >YM or 1%/87_0%/4	598	Units
9	10, 11	CITI3	297 North 7th & 257 15th Street	Springing		Lockout/26_Defeasance/91_0%/3	78,781	sf
9.01		CITI3.01	297 North 7th Street		Mixed Use		38,981	sf
9.02		CITI3.02	257 15th Street		Mixed Use		39,800	sf
10	12	CITI4	PNC Center	Hard	Office	Lockout/26_Defeasance/89_0%/5	498,905	sf
12	13, 14	CITI6	Grand Street Plaza	Hard	Office	Lockout/26_Defeasance/91_0%/3	208,586	sf
13		CITI7	630 Roseville	Hard	Mixed Use	Lockout/26_Defeasance/88_0%/6	157,518	sf
19	15	CITI9	45 Newel Street	Springing	Multifamily	Lockout/25_Defeasance/92_0%/3	18	Units
24		CITI10	Fisher Trails	Springing	Multifamily	Lockout/25_Defeasance/92_0%/3	66	Units
26		CITI11	910 81st Street	Springing	Multifamily	Lockout/26_Defeasance/88_0%/6	43	Units
27		CITI12	Stratford Square Apartments	Springing	Multifamily	Lockout/26_Defeasance/91_0%/3	120	Units
28		CITI13	Arbor Apartments	Springing	Multifamily	Lockout/26_Defeasance/90_0%/4	118	Units

8 of 9

(1)	The Monthly Debt Service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(2)	The open period is inclusive of the Maturity Date.

(3)	The Mortgage Loan is part of a whole loan structure. The information presented is based on the Mortgage Loan and any related Pari Passu Companion Loans, but exclude any related Subordinate Companion Loans.

(4)	The 26051 South Cleveland Mortgaged Property benefits from tax increment financing pursuant to a 2018 redevelopment agreement, amended in 2019, pursuant to which the Village of Monee, Illinois, agreed to finance certain project costs associated with the construction and development of the 26051 South Cleveland Mortgaged Property. The related appraisal concluded that the benefit of the tax increment financing is approximately $4,014,713 over a 12-year period ending in or around 2032. The related borrower collaterally assigned its interest in the redevelopment agreement to the lender in connection with the origination of the Mortgage Loan, but the Village of Monee has not yet agreed to consent to such collateral assignment. There can be no assurances that such refinancing will remain in effect for the term of the Mortgage Loan, or that the Village of Monee will consent to such collateral assignment.

(5)	The Mortgaged Property is a 52-story luxury residential building with 598 units located on floors 10 through 51 and 4,893 SF of retail space. 109,852 SF of community facility space located on floors 1 through 7 is owned and occupied by Success Academy Charter Schools Inc. (“Success Academy”). For presentation purposes, the SF and revenue associated with the community facility space are included in the total rentable area and the commercial underwritten base rent, respectively, of the Mortgaged Property.

(6)	The 555 10th Avenue Whole Loan is structured with a B Note with an original and outstanding principal balance of $136,600,000. The B Note requires interest-only payments for the full term and accrues interest at a fixed interest rate of 3.52000% per annum and is coterminous with the Mortgage Loan. Concurrently with the origination of the 555 10th Avenue Whole Loan, a $140,000,000 mezzanine loan was made to the sole members of the borrowers, secured by a pledge of the mezzanine borrowers’ ownership interest in the 555 10th Avenue Whole Loan borrowers. The mezzanine loan requires interest-only payments for the full term and accrues interest at a fixed rate of 5.60000% per annum.

(7)	The Mortgaged Property is subject to a ground lease with Sol Goldman Investments, LLC, Jane H. Goldman, Allan H. Goldman, Amy P. Goldman and Diane Goldman Kemper, as co-executors of The Estate of Lillian Goldman, and Jane H. Goldman, Allan H. Goldman and Louisa Little, as co-trustees of The Lillian Goldman Marital Trust Under the Will of Sol Goldman. The 99-year term of the ground lease commenced on August 22, 2011 and will expire on August 21, 2110. The ground lease is an absolute net lease and the annual ground rent is currently $2,200,000 ($183,333 per month). See “555 10th Avenue” in Annex A-3 to the Prospectus for a schedule of the ground rent payments that are fixed through August 31, 2041.

(8)	Success Academy occupies 95.7% of the commercial net rentable area at the Mortgaged Property. The borrowers sold the community facility unit to Success Academy for approximately $45.0 million, payable over a period of 380 months via monthly installment payments (which revenue is included in the underwritten base rent of the Mortgaged Property). The purchase price was the net present value of the 380 months of installment payments at a 7.0% discount rate. Because of its 501(c)(3) non-profit status, Success Academy is not obligated to pay real estate taxes on the community facility unit. Success Academy is not permitted to prepay any of the monthly installment payments and has agreed to convey the community facility unit back to the borrowers at the end of the 380-month installment period for $1.00. Should Success Academy fail to make any of the installment payments or otherwise default in its obligations, the borrowers can terminate the installment period and Success Academy would be required to sell the community facility unit back to the borrowers for $1.00. In addition, if certain events occur (for example, loss of Success Academy’s tax exempt status or a material casualty or condemnation), the borrowers may be required to buy back the community facility unit for $1.00 prior to the end of the 380-month installment period. At origination, the borrowers assigned the purchase right to the community facility unit to the lender.

(9)	The Mortgaged Property will benefit under the 421-a tax abatement Affordability Option E, which provides a 35-year tax exemption. Under this tax exemption, all increases in the assessed value of the Mortgaged Property above the base (i.e., from the tax year prior to September 25, 2013) are exempt from taxation for 35 years upon receipt of a certificate of eligibility from the New York City Department of Housing Preservation and Development, which certificate of eligibility was received on March 7, 2019. The abatement includes both the residential and commercial portions of the Mortgaged Property. The tax exemption does not apply to the community facility unit which is owned by Success Academy. Real estate taxes were underwritten to the current abated tax amount of $269,848.

(10)	The 297 North 7th Street Mortgaged Property includes 36,481 SF of school space that constitutes 100.0% of gross potential rent and approximately 93.6% of the net rentable area at the 297 North 7th Street Mortgaged Property, and approximately 2,500 SF of warehouse space, consisting of 0.0% of gross potential rent and approximately 6.4% of net rentable area at the 297 North 7th Street Mortgaged Property.

The 257 15th Street Mortgaged Property includes 16 multifamily units, constituting approximately 50.3% of net rentable area at the 257 15th Street Mortgaged Property and 19,800 SF of office space, constituting approximately 49.7% of net rentable area at the 257 15th Street Mortgaged Property.

(11)	The 297 North 7th Street Mortgaged Property benefits from a 25-year Industrial and Commercial Abatement Program (“ICAP”) tax abatement. The 297 North 7th Street Mortgaged Property is currently in its fourth year of the 25-year ICAP tax abatement, which runs through the 2040/2041 tax year. The exemption amount is 100% for the first 16 years, with the exemption percentage declining by 10% every year thereafter (beginning in the 2032/2033 tax year) until it expires in the 2040/2041 tax year. The unabated tax amount is $328,900 for the 2019/2020 tax year. Taxes were underwritten to the estimated 10-year average abated tax amount of $133,601.

The 257 15th Street Mortgaged Property benefits from a 25-year 421-a Affordable Housing NY Program tax abatement. All units must remain rent stabilized for the duration of the 421-a tax abatement. The 257 15th Street Mortgaged Property is currently in its 14th year of the 25-year 421-a tax abatement, which runs through the 2030/2031 tax year. The 257 15th Street Mortgaged Property receives 100% exemption on any assessment increase above the base year assessment for the first 21 years, and such exemption will decline by 20% each year thereafter (beginning in the 2027/2028 tax year) until fully phased out. The unabated tax amount is $107,333. Taxes were underwritten to the estimated 10-year average abated tax amount of $60,828.

(12)	If the balance in the TI/LC reserve falls below $1,200,000, the borrower is required to make monthly deposits of $50,000 until the balance in the TI/LC Reserve reaches $2,000,000.

(13)	The Grand Street Plaza Mortgage Loan was structured with a master lease to be a Shari’ah compliant loan. Title to the Grand Street Plaza Mortgaged Property is held by the borrower who master leases the Grand Street Plaza Mortgaged Property to an affiliate of the borrower, as master lessee. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the mortgage loan documents, as well as reserve payments and any other sums due under the mortgage loan documents. At origination, the lender received a fee mortgage from the borrower on its interest in the Grand Street Plaza Mortgaged Property, but did not receive a mortgage on the master leasehold interest. As security for the rents under the master lease, the master lessee assigned its interest in the leases and rents from the Grand Street Plaza Mortgaged Property to the borrower, and the borrower in turn assigned these rights to the lender as security for the Grand Street Plaza Mortgage Loan.

(14)	From the first monthly payment date through the payment date in January 2022, the borrower is required to deposit the following into the TI/LC reserve on a monthly basis: (i) approximately $20,833 if no trigger period exists and (ii) approximately $33,333 during the existence of a trigger period. Commencing on the monthly payment date in February 2022, the borrower is required to deposit approximately $33,333 into the TI/LC reserve on a monthly basis.

(15)	The 45 Newel Street Mortgaged Property is the subject of a 15-year 421-a tax abatement, which is scheduled to expire in the 2033/2034 tax year. All 18 units must remain rent stabilized for the duration of the 421-a tax abatement. Taxes were underwritten to the abated tax amount of $24,257.

9 of 9

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

B-1

(3)	Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a)(1) to the knowledge of the Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the related Mortgage Loan.
(5)	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the related Non-Serviced Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related Non-Serviced Trust or its designee providing notice of the transfer of such note to the related Non-Serviced Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required to effect such perfection.
(6)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or,
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with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the related Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth in Exhibit C (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(7)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan or a Whole Loan or is part of a Whole Loan that is
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cross-collateralized and cross-defaulted with another Whole Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(8)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing). Except as set forth in Exhibit B-30-1, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.
(9)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the related Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
(10)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at
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the time of the origination of the related Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(11)	Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(12)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
(13)	Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
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(14)	Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.
(15)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by the Seller to the Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Depositor or Non-Serviced Master Servicer).
(16)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to this Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Seller to merit such holdback).
(17)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below) in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the related Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” shall mean either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services

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LLC or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” shall mean insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural

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and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the SEL or PML, as applicable.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under each Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the related general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain, or cause to be maintained, all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

(18)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the related Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of such Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be,
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made to the applicable governing authority for creation of separate tax lots, in which case the related Mortgage Loan requires the related Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(19)	No Encroachments. To the Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.
(20)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.
(21)	REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage
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Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) the Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(22)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(23)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.
(24)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.
(25)	Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full
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extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the related Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)	Licenses and Permits. Each Mortgagor covenants in the related Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(27)	Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Mortgage Loan documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the related Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the related Mortgaged Property (but in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Mortgage Loan documents, and (b) the related Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.
(28)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are
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unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the related Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the related Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the related Mortgagor can be required to pay down the principal balance of the related Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the related Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the related Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the related Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-
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tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(30)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the related Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Exhibit C; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event such Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the related Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the related Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of
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less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) herein or the exceptions thereto set forth in Exhibit C, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Exhibit B-30-1, or future permitted mezzanine debt as set forth on Exhibit B-30-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Exhibit B-30-3 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(32)	Single-Purpose Entity. Each Mortgage Loan requires the related Mortgagor to be a Single-Purpose Entity for at least as long as the related Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the related Mortgagor with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
(33)	Defeasance. With respect to any Mortgage Loan that, pursuant to the related Mortgage Loan documents, can be defeased (a “Defeasance”), (i) such Mortgage Loan documents provide for Defeasance as a unilateral right of the related Mortgagor, subject to satisfaction of conditions specified in the related Mortgage Loan documents; (ii) the related Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within
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the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the related Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the related Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the related Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of such Mortgage Loan; (iv) the related Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the related Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the related Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the related Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.
(35)	Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

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(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the related Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the related Mortgage Loan and its successors and assigns without the consent of the lessor;
(f)	The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides
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that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;
(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the related Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the related Mortgage Loan, together with any accrued interest; and
(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
(36)	Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
(37)	Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such
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Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit B.

(38)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Cut-off Date, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the related Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Exhibit B. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.
(39)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no related Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(40)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the related Mortgagor delivered by such Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) shall mean, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)
(41)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was
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indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(42)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.
(43)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth on the mortgage loan schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by this Agreement to be contained therein.
(44)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole
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Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.

(45)	Advance of Funds by the Seller. After origination, no advance of funds has been made by the Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to the Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or the related Mortgage Loan documents). Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Cut-off Date.
(46)	Compliance with Anti-Money Laundering Laws. The Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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Exhibit B-30-1

List of Mortgage Loans with Current Mezzanine Debt

Loan No.	Mortgage Loan	Original Principal Amount of Current Mezzanine Debt
8	555 10th Avenue	$140,000,000

B-30-1

Exhibit B-30-2

List of Mortgage Loans with Permitted Mezzanine Debt

Loan No.	Mortgage Loan
6	Chicagoland Industrial Portfolio
12	Grand Street Plaza
B-30-2

Exhibit B-30-3

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

None.

B-30-3

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(7) Permitted Liens; Title Insurance	Chicagoland Industrial Portfolio (Loan No. 6)	The sole tenant at the 119 East Commerce Mortgaged Property, Plastic Specialties & Technology, has a right of first refusal to purchase the related 119 East Commerce Mortgaged Property upon the landlord’s election to sell the related Mortgaged Property.
(7) Permitted Liens; Title Insurance	297 North 7th & 257 15th Street (Loan No. 9)	The sole tenant at the related 297 North 7th Street Mortgaged Property, Williamsburg Northside School LLC, has a right of first refusal to purchase the Mortgaged Property or its premises if the landlord receives a bona fide offer for the purchase of the Mortgaged Property or its premises. The purchase option has been subordinated to the Mortgage Loan documents and does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.
(7) Permitted Liens; Title Insurance	630 Roseville (Loan No. 13)	The condominium declaration may be amended by a majority of the voting power of the condominium board (as the borrower holds 19.8% of the voting power it cannot block and amendment to the declaration); provided that an amendment that affects an owner’s allocable share cannot be approved without the unanimous consent of all affected owners. In addition, during the term of its lease of Unit 3, Hewlett Packard Enterprise Company must consent to any amendment to the declaration. The owner of unit 3 holds 56.1% of the voting power and as such can control with board with respect to matter requiring a simple majority. The condominium may be terminated upon a vote of at least 67% of the voting power of the board (as borrower owns a 19.8% allocable share of the common areas, it holds 19.8% of the voting power of the board and cannot block the termination).
(17) Insurance	All CREFI loans	The Mortgage Loan documents may permit the related mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
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Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

(17) Insurance	555 10th Avenue (Loan No. 8)

(i)       Flood insurance is required in an amount at least equal to the lesser of: (a) the greater of (1) the then full replacement cost of the Mortgaged Property without deduction for physical depreciation and (2) the outstanding principal amount and (b) the maximum limit of coverage available under the National Flood Insurance Plan with respect to the Mortgaged Property.

(ii)       Insurance proceeds may, at the option of the lender, be applied to payment of the loan indebtedness or to the repair or restoration of the Mortgaged Property, except that insurance proceeds will be required to be applied to the repair or restoration of the Mortgaged Property if either (a) the loss with respect to the Mortgaged Property is in an aggregate amount less than 15% of the unpaid principal balance of the Whole Loan and certain other conditions set forth in the Whole Loan documents are satisfied or (b) the Ground Lease or the condominium documents, pursuant to their respective express terms, requires that the insurance proceeds be applied to the repair or restoration of the Mortgaged Property and neither the borrower nor the lender has any right to elect under the Ground Lease or the condominium documents to apply the insurance proceeds to the Whole Loan. However, in no event may the lender be obligated to apply the insurance proceeds for the cost of the repair and restoration of the Mortgaged Property unless, both (a) the borrower pays (and if required by the lender, the borrower deposits with the lender in advance) all costs of such repair and restoration in excess of the net amount of the insurance proceeds to be made available pursuant to the terms of the Whole Loan documents; and (b) the lender has received evidence reasonably satisfactory to it that during the period of the restoration, either (1) the rents (including, without limitation, the proceeds of any business interruption insurance) will be at least equal to the sum of the operating expenses and debt service during the period of the repair or restoration, as reasonably determined by the lender or (2) to the extent that rents (including, without limitation, the proceeds of any business interruption insurance) will not be at least equal to the sum of the operating expenses and debt service during the period of the restoration, as reasonably determined by the lender, then the borrower has paid to the lender such amount so deposited, when taken together with the rents, will be at least equal to the sum of the operating expenses and debt service during the period of the restoration, as reasonably determined by the lender.

(iii) Pursuant to the related ground lease, proceeds which exceed the amount required to be used for restoration, will be split between the ground lessor and the borrower.

(27) Recourse Obligations	555 10th Avenue (Loan No. 8)

(i)       The Whole Loan documents do not provide recourse for losses for the misappropriation of insurance proceeds, condemnation awards or rents.

(ii)       The non-recourse carveout for waste is qualified to the extent the borrower has deposited required funds into one or more subaccounts established under the Whole Loan documents for the repair, replacement and maintenance of the Mortgaged Property and such waste is a result of the lender’s failure to release such reserved funds to the borrower to allow the borrower to prevent such waste (and the borrower has satisfied the requirements under the Whole Loan documents for the disbursement of such reserved funds from the applicable subaccount).

(29) Financial Reporting and Rent Rolls	555 10th Avenue (Loan No. 8)	The Whole Loan documents require annual and monthly (not quarterly) financial statements and rent rolls.
(33) Defeasance	555 10th Avenue (Loan No. 8)	The certificate is to come from an accounting firm acceptable to the lender (not an independent certified public accountant).
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Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

(35) Ground Leases	555 10th Avenue (Loan No. 8)

(a) The Second Amendment to Agreement of Lease and subsequent Third Amendment to Agreement of Lease are not recorded, but memoranda of the Ground Lease and the First Amendment to Agreement of Lease were recorded.

(e) Foreclosures and transfers in lieu thereof are permitted without the ground lessor’s consent, but further assignments following a foreclosure or exercise of remedies must be to an institutional mortgagee or be to an assignee that satisfies several requirements.

(j) All proceeds will be held by the mortgagee or a trustee and must be applied to repair or restoration, but the ground lessee and ground lessor are each entitled to one-half of all net sums received by the mortgagee or trustee which exceed the sums required by ground lessee for repair and restoration.

(k) In the event of fire or other casualty, the ground lessee is obligated to restore the leased premises. Insurance proceeds may be held by the lender as the depositary, but may not be applied to the indebtedness owed to the lender or mezzanine lender. The ground lessee and ground lessor are each entitled to one-half of all net sums received by the mortgagee or trustee which exceed the sums required by ground lessee for repair and restoration.

(38) No Material Default; Payment Record	All CREFI loans	With respect to any covenants under the related Mortgage Loan that require the borrower to ensure a tenant or mortgaged property is operating or to enforce the terms of leases, such borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.

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EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

Citi Real Estate Funding Inc. (the “Seller”) hereby certifies as follows:

1.	All of the representations and warranties (except as set forth on Exhibit C) of the Seller under the Mortgage Loan Purchase Agreement, dated as of May 21, 2020 (the “Agreement”), between GS Mortgage Securities Corporation II and the Seller, are true and correct in all material respects on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement) with the same force and effect as if made on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement).
2.	The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof, and no event has occurred which would constitute a default on the part of the Seller under the Agreement.
3.	Neither the Prospectus, dated May 12, 2020 relating to the offering of the Public Certificates, nor the Offering Circular, dated May 12, 2020 (the “Offering Circular”), relating to the offering of the Private Certificates, in the case of the Prospectus, as of the date of the Prospectus or as of the date hereof, or, in the case of the Offering Circular, as of the date thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Seller Information (as such term is defined in the Indemnification Agreement) or omitted or omits to state therein a material fact relating to the Seller Information required to be stated therein or necessary in order to make the statements therein relating to the Seller Information, in the light of the circumstances under which they were made, not misleading.

For the purposes of the foregoing certifications, with respect to any description contained in the Prospectus and the Offering Circular of the terms or provisions of or servicing arrangements under any Other Pooling and Servicing Agreement governing the servicing of a Non-Serviced Whole Loan, to the extent that such description refers to any terms or provisions of or servicing arrangements under the Pooling and Servicing Agreement, the Seller has assumed that the description of such terms or provisions of or servicing arrangements under the Pooling and Servicing Agreement contained in the Prospectus and the Offering Circular (i) does not include an untrue statement of a material fact and (ii) does not omit to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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Capitalized terms used herein without definition have the meanings given them in the Agreement or, if not defined therein, in the Pooling and Servicing Agreement.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

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Certified this [____] day of [_______].

CITI REAL ESTATE FUNDING INC.

By:
Name:
Title:

D-3

Exhibit E

form of DILIGENCE FILE CERTIFICATION

(GSMS 2020-GC47)

Reference is hereby made to that certain Pooling and Servicing Agreement, dated as of May 1, 2020 (the “Pooling and Servicing Agreement”), relating to (i) the issuance of the GS Mortgage Securities Trust 2020-GC47, Commercial Mortgage Pass-Through Certificates, Series 2020-GC47 (the “Series 2020-GC47 Certificates”) and (ii) the creation of the RR Interest and that certain Mortgage Loan Purchase Agreement, dated as of May 21, 2020 (the “Mortgage Loan Purchase Agreement”), between the undersigned (the “Seller”) and GS Mortgage Securities Corporation II (the “Depositor”), pursuant to which the Seller sold certain Mortgage Loans to the Depositor in connection with the issuance of the Series 2020-GC47 Certificates. In accordance with Section 5(h) of the Mortgage Loan Purchase Agreement, the Seller hereby certifies to the Depositor (with a copy to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Controlling Class Representative, the Asset Representations Reviewer, and the Operating Advisor), as follows:

1.	The Seller has delivered an electronic copy of the Diligence File (as defined in the Pooling and Servicing Agreement) with respect to each Mortgage Loan to the Depositor by uploading such Diligence File to the Secure Data Room (as defined in the Pooling and Servicing Agreement); and
2.	Each Diligence File uploaded to the Secure Data Room contains all documents required under the definition of “Diligence File” and each such Diligence File is organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor.

Capitalized terms used herein without definition have the meanings given them in the Mortgage Loan Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this diligence file certification to be executed by its duly authorized officer or representative, the ___ day of [______], 2020.

[INSERT SELLER NAME]

By:
Name:
Title:

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EXHIBIT F

FORM OF LIMITED POWER OF ATTORNEY

RECORDING REQUESTED BY:

CITI REAL ESTATE FUNDING INC.

AND WHEN RECORDED MAIL TO:

[_____]
[_____]
[_____]
Attention: [_____]

LIMITED POWER OF ATTORNEY
([Wells Fargo Bank, National Association][KeyBank National Association])

KNOW ALL MEN BY THESE PRESENTS, that CITI REAL ESTATE FUNDING INC., a New York corporation, not in its individual capacity but solely as seller (“Seller”) under the Mortgage Loan Purchase Agreement (defined below) hereby constitutes and appoints [Wells Fargo Bank, National Association (“Wells Fargo”)][KeyBank National Association (“KeyBank”)], as Attorney-In-Fact, by and through any duly appointed officers and employees, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate for the tasks described in item (1) below; provided however, that the documents described below may only be executed and delivered by such Attorneys-In-Fact if such documents are required or permitted under the terms of the Mortgage Loan Purchase Agreement dated as of May 21, 2020 (the “Mortgage Loan Purchase Agreement”) by and among GS Mortgage Securities Corporation II, a Delaware corporation, as Depositor, and Seller, and no power is granted hereunder to take any action that would be adverse to the interests of the Seller.

(1) To perform any and all acts which may be necessary or appropriate to enable [Wells Fargo][KeyBank] as [Master][Special] Servicer to take such action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to the Mortgage Loans (as defined in the Mortgage Loan Purchase Agreement) and any Serviced Companion Loans which have not been delivered, assigned or recorded at the time required for enforcement as provided in the Mortgage Loan Purchase Agreement, giving and granting unto [Wells Fargo][KeyBank] as [Master][Special] Servicer full power and authority to do and perform any and every lawful act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that [Wells Fargo][KeyBank] as [Master][Special] Servicer shall lawfully do or cause to be done by virtue hereof.

F-1

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

[Wells Fargo][KeyBank] hereby agrees to indemnify and hold Citi Real Estate Funding Inc., as Seller, and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Seller by reason or result of the misuse of this Limited Power of Attorney by [Wells Fargo][KeyBank]. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Mortgage Loan Purchase Agreement or the earlier resignation or removal of [Wells Fargo][KeyBank], as [Master][Special] Servicer under the PSA.

F-2

IN WITNESS WHEREOF, the undersigned caused this power of attorney to be executed as of the [__]th day of [__] 20[__].

CITI REAL ESTATE FUNDING INC., a New
York corporation

By:
Name:
Title:

F-3

STATE OF	)
: ss.:
COUNTY OF	)

On the ______ day of _____ in the year 2020, before me, the undersigned, personally appeared _________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the _____________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

Signature and Office of individual taking acknowledgment

This instrument prepared by:

Name: Address:	Cadwalader, Wickersham & Taft LLP 200 Liberty Street New York, New York 10281

F-4